Exhibit 23.7

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the use of our fairness opinion included as Annex B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Pocono Community Bank with and into First Keystone Corporation and to the reference to our firm’s name under the captions “Summary,” “Background of the Merger,” “Opinion of Pocono’s Financial Advisor,” “Compensation of Boenning & Scattergood,” “Reasons for the Merger: Pocono’s Board of Directors,” and “Terms of the Merger” in such Proxy Statement/Prospectus.  In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.

By:

September 7, 2007

4 Tower Bridge  •  200 Barr Harbor Drive  •  Suite 300  •  West Conshohocken  •   PA   19428-2979

(610) 832-1212  • (800) 883-1212  •  FAX  (610)  832-5301

Member NASD, SIPC